CONSENT OF ACCOUNTANTS

EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form 10-SB Registration Statement, of Dair Ventures, Inc. our report as of and for the period ended
June 6, 2001 dated June 6, 2001 relating to the financial statements of Dair Ventures, Inc which appears in such Form 10-SB.

Paul F. Schneider, CPA
Certified Public Accountant
7860 Peters Road, F-110
Plantation, Florida 33324
June 6, 2001